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                                   EXHIBIT 21
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                   SUBSIDIARIES OF CAMCO FINANCIAL CORPORATION


Name                                                    State of Incorporation
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Advantage Bank                                                   Ohio

Camco Title Insurance Agency, Inc.                               Ohio

Camco Acquisition Corp.                                          Ohio